CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1/A of **Amplara Corp**. (the “Company”) of our report dated October 29, 2025 relating to our audits of the Company’s financial statements as of August 31, 2025.

DylanFloyd Accounting & Consulting
Newhall, California
January 12, 2026

PCAOB # 6235